UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2022

SANUWAVE HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)
Nevada	000-52985	20-1176000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(Address of Principal Executive Offices, Including Zip Code)

(770) 419-7525
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 17, 2022, SANUWAVE Health, Inc. (the “Company”) entered into a Master Equipment and Contracts Purchase Agreement (the “Agreement”) with ABF SANUWAVE, LLC (“ABF”).  Pursuant to the agreement, the Company will sell certain equipment and contracts applicable to the equipment to ABF and ABF will engage the Company to administer the purchased contracts and service the purchased equipment.  The total purchase price of the equipment and contracts applicable to the equipment was $797,720.  The Company has the right to certain profit sharing with respect to the transferred assets once amounts received by ABF in respect of a particular asset exceed an agreed upon target price for the asset.

The Agreement also contains customary representations, warranties and covenants.

The foregoing description of the Master Equipment and Contracts Purchase Agreement is qualified in its entirety by reference to the Master Equipment and Contracts Purchase Agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Equipment and Contracts Purchase Agreement, dated February 17, 2022, by and among the Company and ABF SANUWAVE, LLC.
104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: February 24, 2022	By:	/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Chief Financial Officer